Exhibit 99.1

Albany International Reports Second-Quarter 2021 Results, Raises 2021 Guidance

ROCHESTER, N.H.--(BUSINESS WIRE)--July 26, 2021--Albany International Corp. (NYSE:AIN) today reported operating results for its second quarter of 2021, which ended June 30, 2021. Additionally, the company raised its financial guidance for 2021.

"We are pleased to report another quarter of solid performance," said Bill Higgins, President and CEO. "We delivered revenues of $235 million as well as profitability and free cash flow near record levels. Both business segments contributed to the strong results. Our Machine Clothing segment continued to experience solid demand from customers across the globe. In our Engineered Composites segment, performance remains very good - particularly in light of the headwinds caused by the ongoing destocking in the commercial aerospace supply chain. We are executing well on our defense programs and preparing to meet planned increases on OEM production rates on our narrow body commercial programs."

"We had a great first half of 2021," added CFO, Stephen Nolan. "Our consistent operating performance, near record free cash flow, and strong balance sheet position us well as global markets recover. At this stage, we believe that we have sufficient insight into that recovery and our operational performance to be able to raise our full year revenue and profit guidance, including raising the guidance midpoint of GAAP EPS and Adjusted EPS, each by over $0.40."

For the second quarter ended June 30, 2021:

  Net sales were $234.5 million, up 4%, or 1% after adjusting for currency translation rates, when compared to the prior year.
  Gross profit of $101.7 million was 1% lower than the $103.0 million reported for the same period of 2020.
  Selling, Technical, General, and Research (STG&R) expenses were $51.8 million, compared to $47.4 million in the same period of 2020. The increase was driven by higher incentive compensation, travel, Research and Development costs, and revaluation of foreign currency balances, which increased STG&R by $1.9 million in 2021, compared to an increase of $1.1 million in the same period of 2020.
  Operating income was $50.0 million, compared to $52.7 million in the prior year, a decrease of 5%, principally due to higher STG&R expenses, partially offset by lower restructuring expenses.
  The effective tax rate was 30.0%, compared to 32.1% for the second quarter of 2020. A lower share of our global profits in jurisdictions with higher tax rates contributed to the lower tax rate this quarter compared to that for the second-quarter 2020.
  Net income attributable to the Company was $31.4 million ($0.97 per share), compared to $32.4 million ($1.00 per share) in the second quarter of 2020. Adjusted earnings per share (or Adjusted EPS, a non-GAAP measure) was $1.01 per share, compared to $1.09 for the same period of last year.
  Adjusted EBITDA (a non-GAAP measure) was $69.4 million, compared to $73.7 million in the second quarter of 2020, a decrease of 6%.

Please see the tables below for a reconciliation of non-GAAP measures to their comparable GAAP measures.

Outlook for Full-Year 2021

Albany International is updating financial guidance for the full-year 2021:

  Total company revenue between $880 and $910 million;
  Effective income tax rate, including tax adjustments, of 28% to 30%;
  Total company depreciation and amortization of approximately $75 million;
  Capital expenditures in the range of $40 to $50 million;
  GAAP earnings per share between $2.84 and $3.14 and Adjusted earnings per share between $2.90 and $3.20;
  Total company Adjusted EBITDA between $225 to $240 million;
  Machine Clothing revenue between $585 to $600 million;
  Machine Clothing Adjusted EBITDA between $210 and $220 million;
  Albany Engineered Composites (AEC) revenue between $290 to $310 million; and
  Albany Engineered Composites Adjusted EBITDA between $65 to $70 million.

ALBANY INTERNATIONAL CORP.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net sales	$234,519	$225,990	$456,880	$461,754
Cost of goods sold	132,791	123,010	266,606	269,302

Gross profit	101,728	102,980	190,274	192,452
Selling, general, and administrative expenses	42,009	38,543	79,203	78,649
Technical and research expenses	9,762	8,873	19,243	18,003
Restructuring expenses, net	(9)	2,837	43	3,479

Operating income	49,966	52,727	91,785	92,321
Interest expense, net	4,218	3,823	7,787	7,800
Other expense/(income), net	862	1,091	1,462	16,660

Income before income taxes	44,886	47,813	82,536	67,861
Income tax expense	13,446	15,364	23,486	27,818

Net income	31,440	32,449	59,050	40,043
Net income/(loss) attributable to the noncontrolling interest	43	95	70	(1,420)
Net income attributable to the Company	$31,397	$32,354	$58,980	$41,463

Earnings per share attributable to Company shareholders - Basic	$0.97	$1.00	$1.82	$1.28

Earnings per share attributable to Company shareholders - Diluted	$0.97	$1.00	$1.82	$1.28

Shares of the Company used in computing earnings per share:
Basic	32,375	32,328	32,363	32,320

Diluted	32,422	32,336	32,411	32,328

Dividends declared per share, Class A and Class B	$0.20	$0.19	$0.40	$0.38

ALBANY INTERNATIONAL CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	June 30, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$253,330	$241,316
Accounts receivable, net	190,937	188,423
Contract assets, net	113,225	139,289
Inventories	120,665	110,478
Income taxes prepaid and receivable	6,236	5,940
Prepaid expenses and other current assets	33,089	31,830
Total current assets	$717,482	$717,276

Property, plant and equipment, net	438,392	448,554
Intangibles, net	42,998	46,869
Goodwill	185,293	187,553
Deferred income taxes	33,102	38,757
Noncurrent receivables, net	34,466	36,265
Other assets	74,907	74,662
Total assets	$1,526,640	$1,549,936

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$55,348	$49,173
Accrued liabilities	108,007	125,459
Current maturities of long-term debt	—	9
Income taxes payable	12,233	16,222
Total current liabilities	175,588	190,863

Long-term debt	350,000	398,000
Other noncurrent liabilities	121,333	130,424
Deferred taxes and other liabilities	11,660	10,784
Total liabilities	658,581	730,071

SHAREHOLDERS' EQUITY
Preferred stock, par value $5.00 per share; authorized 2,000,000 shares; none issued	—	—
Class A Common Stock, par value $.001 per share; authorized 100,000,000 shares; 39,142,483 issued in 2021 and 39,115,405 in 2020	39	39
Class B Common Stock, par value $.001 per share; authorized 25,000,000 shares; issued and outstanding 1,617,998 in 2021 and 2020	2	2
Additional paid in capital	435,230	433,696
Retained earnings	816,778	770,746
Accumulated items of other comprehensive income:
Translation adjustments	(85,384)	(83,203)
Pension and postretirement liability adjustments	(39,282)	(39,661)
Derivative valuation adjustment	(7,398)	(9,544)
Treasury stock (Class A), at cost; 8,379,804 shares in 2021 and 8,391,011 in 2020	(255,768)	(256,009)
Total Company shareholders' equity	864,217	816,066
Noncontrolling interest	3,842	3,799
Total equity	868,059	819,865
Total liabilities and shareholders' equity	$1,526,640	$1,549,936

ALBANY INTERNATIONAL CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
OPERATING ACTIVITIES
Net income	$31,440	$32,449	$59,050	$40,043
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	15,971	15,498	32,560	31,004
Amortization	2,280	2,456	4,573	5,020
Change in deferred taxes and other liabilities	974	3,543	5,416	9,360
Impairment of property, plant and equipment	353	36	538	233
Non-cash interest expense	265	20	310	171
Compensation and benefits paid or payable in Class A Common Stock	1,639	1,198	1,626	516
Provision for credit losses from uncollected receivables and contract assets	27	114	(83)	1,769
Foreign currency remeasurement (gain)/loss on intercompany loans	(723)	194	(1,031)	15,581
Fair value adjustment on foreign currency options	1	—	140	64

Changes in operating assets and liabilities that provided/(used) cash:
Accounts receivable	(129)	11,511	(3,365)	8,117
Contract assets	9,539	(11,169)	25,643	(20,009)
Inventories	(1,821)	(4,878)	(10,384)	(24,628)
Prepaid expenses and other current assets	(606)	(301)	(1,505)	(2,457)
Income taxes prepaid and receivable	1,156	29	(309)	(208)
Accounts payable	(4,580)	(9,337)	4,608	(10,383)
Accrued liabilities	2,062	4,171	(17,423)	(10,901)
Income taxes payable	4,121	5,526	(3,956)	1,955
Noncurrent receivables	1,099	628	1,587	397
Other noncurrent liabilities	(2,166)	(464)	(4,263)	(524)
Other, net	1,051	(552)	1,908	(1,086)
Net cash provided by operating activities	61,953	50,672	95,640	44,034

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(10,302)	(9,212)	(22,836)	(21,971)
Purchased software	(286)	—	(288)	(46)
Net cash used in investing activities	(10,588)	(9,212)	(23,124)	(22,017)

FINANCING ACTIVITIES
Proceeds from borrowings	—	—	8,000	70,000
Principal payments on debt	(34,002)	(56,005)	(56,009)	(59,011)
Principal payments on finance lease liabilities	(355)	(329)	(704)	(6,463)
Taxes paid in lieu of share issuance	—	—	(998)	(490)
Proceeds from options exercised	21	20	149	20
Dividends paid	(6,474)	(6,141)	(12,942)	(12,280)
Net cash used in financing activities	(40,810)	(62,455)	(62,504)	(8,224)

Effect of exchange rate changes on cash and cash equivalents	4,904	2,352	2,002	(5,296)

Increase/(decrease) in cash and cash equivalents	15,459	(18,643)	12,014	8,497
Cash and cash equivalents at beginning of period	237,871	222,680	241,316	195,540
Cash and cash equivalents at end of period	$253,330	$204,037	$253,330	$204,037

Financial tables and reconciliation of non-GAAP measures to comparable GAAP measures

The following tables present Net sales and the effect of changes in currency translation rates:

(in thousands, except percentages)	Net sales as reported, Q2 2021	Increase due to changes in currency translation rates	Q2 2021 sales on same basis as Q2 2020 currency translation rates	Net sales as reported, Q2 2020	% Change compared to Q2 2020, excluding currency rate effects
Machine Clothing	$159,921	$5,281	$154,640	$153,433	0.8%
Albany Engineered Composites	74,598	1,088	73,510	72,557	1.3%
Consolidated total	$234,519	$6,369	$228,150	$225,990	1.0%

(in thousands, except percentages)	Net sales as reported, YTD 2021	Increase due to changes in currency translation rates	YTD 2021 sales on same basis as 2020 currency translation rates	Net sales as reported, YTD 2020	% Change compared to 2020, excluding currency rate effects
Machine Clothing	$308,127	$10,142	$297,985	$290,035	2.7%
Albany Engineered Composites	148,753	2,267	146,486	171,719	(14.7)%
Consolidated total	$456,880	$12,409	$444,471	$461,754	(3.7)%

The following tables present Gross profit and Gross profit margin:

(in thousands, except percentages)	Gross profit, Q2 2021	Gross profit margin, Q2 2021	Gross profit, Q2 2020	Gross profit margin, Q2 2020
Machine Clothing	$84,597	52.9%	$83,612	54.5%
Albany Engineered Composites	17,131	23.0%	19,368	26.7%
Consolidated total	$101,728	43.4%	$102,980	45.6%
(in thousands, except percentages)	Gross profit, YTD 2021	Gross profit margin, YTD 2021	Gross profit, YTD 2020	Gross profit margin, YTD 2020
Machine Clothing	$160,990	52.2%	$156,264	53.9%
Albany Engineered Composites	29,284	19.7%	36,188	21.1%
Consolidated total	$190,274	41.6%	$192,452	41.7%

A reconciliation from operating income/(loss) (GAAP) to Adjusted EBITDA (non-GAAP) for the current-year and comparable prior-year periods has been calculated as follows:

Three months ended June 30, 2021
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Operating income/(loss) (GAAP)	$55,902	$7,164	$(13,100)	$49,966
Interest, taxes, other income/(expense)	—	—	(18,526)	(18,526)
Net income/(loss) (GAAP)	55,902	7,164	(31,626)	31,440
Interest expense, net	—	—	4,218	4,218
Income tax expense	—	—	13,446	13,446
Depreciation and amortization expense	5,138	12,194	919	18,251
EBITDA (non-GAAP)	61,040	19,358	(13,043)	67,355
Restructuring expenses, net	10	(48)	29	(9)
Foreign currency revaluation (gains)/losses	1,908	(244)	174	1,838
Acquisition/integration costs	—	300	—	300
Pre-tax (income) attributable to noncontrolling interest	—	(65)	—	(65)
Adjusted EBITDA (non-GAAP)	$62,958	$19,301	$(12,840)	$69,419
Adjusted EBITDA margin (Adjusted EBITDA divided by Net sales-non-GAAP)	39.4%	25.9%	—	29.6%

Three months ended June 30, 2020
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Operating income/(loss) (GAAP)	$56,543	$8,299	$(12,115)	$52,727
Interest, taxes, other income/(expense)	—	—	(20,278)	(20,278)
Net income/(loss) (GAAP)	56,543	8,299	(32,393)	32,449
Interest expense, net	—	—	3,823	3,823
Income tax expense	—	—	15,364	15,364
Depreciation and amortization expense	4,981	11,971	1,002	17,954
EBITDA (non-GAAP)	61,524	20,270	(12,204)	69,590
Restructuring expenses, net	388	2,248	201	2,837
Foreign currency revaluation (gains)/losses	973	30	20	1,023
Acquisition/integration costs	—	278	—	278
Pre-tax (income) attributable to noncontrolling interest	—	(58)	—	(58)
Adjusted EBITDA (non-GAAP)	$62,885	$22,768	$(11,983)	$73,670
Adjusted EBITDA margin (Adjusted EBITDA divided by Net sales-non-GAAP)	41.0%	31.4%	—	32.6%

Six months ended June 30, 2021
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Operating income/(loss) (GAAP)	$106,264	$10,102	$(24,581)	$91,785
Interest, taxes, other income/(expense)	—	—	(32,735)	(32,735)
Net income/(loss) (GAAP)	106,264	10,102	(57,316)	59,050
Interest expense, net	—	—	7,787	7,787
Income tax expense	—	—	23,486	23,486
Depreciation and amortization expense	10,258	25,061	1,814	37,133
EBITDA (non-GAAP)	116,522	35,163	(24,229)	127,456
Restructuring expenses, net	(58)	41	60	43
Foreign currency revaluation (gains)/losses	1,415	332	341	2,088
Acquisition/integration costs	—	614	—	614
Pre-tax (income) attributable to noncontrolling interest	—	(111)	—	(111)
Adjusted EBITDA (non-GAAP)	$117,879	$36,039	$(23,828)	$130,090
Adjusted EBITDA margin (Adjusted EBITDA divided by Net sales-non-GAAP)	38.3%	24.2%	—	28.5%

Six months ended June 30, 2020
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Operating income/(loss) (GAAP)	$103,718	$15,922	$(27,319)	$92,321
Interest, taxes, other income/(expense)	—	—	(52,278)	(52,278)
Net income/(loss) (GAAP)	103,718	15,922	(79,597)	40,043
Interest expense, net	—	—	7,800	7,800
Income tax expense	—	—	27,818	27,818
Depreciation and amortization expense	10,068	23,956	2,000	36,024
EBITDA (non-GAAP)	113,786	39,878	(41,979)	111,685
Restructuring expenses, net	1,030	2,248	201	3,479
Foreign currency revaluation (gains)/losses	(2,688)	727	14,850	12,889
Former CEO termination costs	—	—	2,742	2,742
Acquisition/integration costs	—	576	—	576
Pre-tax loss attributable to noncontrolling interest	—	1,434	—	1,434
Adjusted EBITDA (non-GAAP)	$112,128	$44,863	$(24,186)	$132,805
Adjusted EBITDA margin (Adjusted EBITDA divided by Net sales-non-GAAP)	38.7%	26.1%	—	28.8%

Per share impact of the adjustments to earnings per share are as follows:

Three months ended June 30, 2021 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
Restructuring expenses, net	$(9)	$(3)	$(6)	$0.00
Foreign currency revaluation (gains)/losses	1,838	781	1,057	0.03
Acquisition/integration costs	300	90	210	0.01

Three months ended June 30, 2020 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
Restructuring expenses, net	$2,837	$953	$1,884	$0.06
Foreign currency revaluation (gains)/losses	1,023	536	487	0.02
Acquisition/integration costs	278	83	195	0.01

Six months ended June 30, 2021 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
Restructuring expenses, net	$43	$12	$31	$0.00
Foreign currency revaluation (gains)/losses	2,088	646	1,442	0.04
Acquisition/integration costs	614	184	430	0.02

Six months ended June 30, 2020 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
Restructuring expenses, net	$3,479	$1,145	$2,334	$0.07
Foreign currency revaluation (gains)/losses (a)	12,889	(1,009)	13,898	0.44
Former CEO termination costs	2,742	713	2,029	0.06
Acquisition/integration costs	576	172	404	0.02

(a) In Q1 2020, the company recorded losses of approximately $17 million in jurisdictions where it cannot record a tax benefit from the losses, which results in an unusual relationship between the pre-tax and after-tax amounts.

The following table provides a reconciliation of Earnings per share to Adjusted Earnings per share:

	Three months ended June 30,		Six months ended June 30,
Per share amounts (Basic)	2021	2020	2021	2020
Earnings per share (GAAP)	$0.97	$1.00	$1.82	$1.28
Adjustments, after tax:
Restructuring expenses, net	—	0.06	—	0.07
Foreign currency revaluation (gains)/losses	0.03	0.02	0.04	0.44
Former CEO termination costs	—	—	—	0.06
Acquisition/integration costs	0.01	0.01	0.02	0.02
Adjusted Earnings per share (non-GAAP)	$1.01	$1.09	$1.88	$1.87

The calculations of net debt are as follows:

(in thousands)	June 30, 2021	March 31, 2021	December 31, 2020
Current maturities of long-term debt	$—	$2	$9
Long-term debt	350,000	384,000	398,000
Total debt	350,000	384,002	398,009
Cash and cash equivalents	253,330	237,871	241,316
Net debt (non-GAAP)	$96,670	$146,131	$156,693

The tables below provide a reconciliation of forecasted full-year 2021 Adjusted EBITDA and Adjusted EPS (non-GAAP measures) to the comparable GAAP measures:

Forecast of Full Year 2021 Adjusted EBITDA	Machine Clothing		AEC
(in millions)	Low	High	Low	High
Net income attributable to the Company (GAAP) (b)	$189	$198	$15	$19
Income attributable to the noncontrolling interest	—	—	(1)	(1)
Interest expense, net	—	—	—	—
Income tax expense	—	—	—	—
Depreciation and amortization	20	21	49	50
EBITDA (non-GAAP)	209	219	63	68
Restructuring expenses, net (c)	—	—	—	—
Foreign currency revaluation (gains)/losses (c)	1	1	—	—
Acquisition/integration costs (c)	—	—	1	1
Pre-tax (income)/loss attributable to non-controlling interest	—	—	1	1
Adjusted EBITDA (non-GAAP)	$210	$220	$65	$70
(b) Interest, Other income/expense and Income taxes are not allocated to the business segments

Forecast of Full Year 2021 Adjusted EBITDA	Total Company
(in millions)	Low	High
Net income attributable to the Company (GAAP)	$92	$102
Income attributable to the noncontrolling interest	(1)	(1)
Interest expense, net	16	16
Income tax expense	40	44
Depreciation and amortization	74	75
EBITDA (non-GAAP)	221	236
Restructuring expenses, net (c)	—	—
Foreign currency revaluation (gains)/losses (c)	2	2
Acquisition/integration costs (c)	1	1
Pre-tax (income)/loss attributable to non-controlling interest	1	1
Adjusted EBITDA (non-GAAP)	$225	$240

	Total Company
Forecast of Full Year 2021 Earnings per share (basic) (d)	Low	High
Net income attributable to the Company (GAAP)	$2.84	$3.14
Restructuring expenses, net (c)	—	—
Foreign currency revaluation (gains)/losses (c)	0.04	0.04
Acquisition/integration costs (c)	0.02	0.02
Adjusted Earnings per share (non-GAAP)	$2.90	$3.20

(c) Due to the uncertainty of these items, we are unable to forecast these items for 2021. The amount shown represents the value incurred through the second quarter.
(d) Calculations based on shares outstanding estimate of 32.4 million

About Albany International Corp.

Albany International is a leading developer and manufacturer of engineered components, using advanced materials processing and automation capabilities, with two core businesses. Machine Clothing is the world’s leading producer of custom-designed, consumable fabrics and process belts essential for the manufacture of all grades of paper products. Albany Engineered Composites is a growing designer and manufacturer of advanced materials-based engineered components for demanding aerospace applications, supporting both commercial and military platforms. Albany International is headquartered in Rochester, New Hampshire, operates 23 facilities in 11 countries, employs approximately 4,000 people worldwide, and is listed on the New York Stock Exchange (Symbol AIN). Additional information about the Company and its products and services can be found at www.albint.com.

Non-GAAP Measures

This release, including the conference call commentary associated with this release, contains certain non-GAAP measures, including: net sales, and percent change in net sales, excluding the impact of currency translation effects (for each segment and on a consolidated basis); EBITDA and Adjusted EBITDA (for each segment and on a consolidated basis, represented in dollars or as a percentage of net sales); Net debt; and Adjusted earnings per share (or Adjusted EPS). Such items are provided because management believes that they provide additional useful information to investors regarding the Company’s operational performance.

Presenting Net sales and increases or decreases in Net sales, after currency effects are excluded, can give management and investors insight into underlying sales trends. Net sales, or percent changes in net sales, excluding currency rate effects, are calculated by converting amounts reported in local currencies into U.S. dollars at the exchange rate of a prior period. These amounts are then compared to the U.S. dollar amount as reported in the current period.

EBITDA, Adjusted EBITDA and Adjusted EPS are performance measures that relate to the Company’s continuing operations. EBITDA, or net income with interest, taxes, depreciation, and amortization added back, is a common indicator of financial performance used, among other things, to analyze and compare core profitability between companies and industries because it eliminates effects due to differences in financing, asset bases and taxes. The Company calculates EBITDA by removing the following from Net income: Interest expense, net, Income tax expense, Depreciation and amortization expense. Adjusted EBITDA is calculated by: adding to EBITDA costs associated with restructuring, former CEO termination costs, and inventory write-offs associated with discontinued businesses; adding charges and credits related to pension plan settlements and curtailments; adding (or subtracting) revaluation losses (or gains); subtracting (or adding) gains (or losses) from the sale of buildings or investments; subtracting insurance recovery gains in excess of previously recorded losses; adding acquisition/integration costs and subtracting (or adding) Income (or loss) attributable to the non-controlling interest in Albany Safran Composites (ASC). Adjusted EBITDA may also be presented as a percentage of net sales by dividing it by net sales. An understanding of the impact in a particular quarter of specific restructuring costs, former CEO termination costs, acquisition/integration costs, currency revaluation, inventory write-offs associated with discontinued businesses, or other gains and losses, on net income (absolute as well as on a per-share basis), operating income or EBITDA can give management and investors additional insight into core financial performance, especially when compared to quarters in which such items had a greater or lesser effect, or no effect. Restructuring expenses, while frequent in recent years, are reflective of significant reductions in manufacturing capacity and associated headcount in response to shifting markets, and not of the profitability of the business going forward as restructured. Adjusted earnings per share (Adjusted EPS) is calculated by adding to (or subtracting from) net income attributable to the Company per share, on an after-tax basis: restructuring charges; former CEO severance costs; charges and credits related to pension plan settlements and curtailments; inventory write-offs associated with discontinued businesses; foreign currency revaluation losses (or gains); acquisition-related expenses; and losses (or gains) from the sale of investments.

EBITDA, Adjusted EBITDA, and Adjusted EPS, as defined by the Company, may not be similar to similarly named measures of other companies. Such measures are not considered measurements under GAAP, and should be considered in addition to, but not as substitutes for, the information contained in the Company’s statements of income.

The Company discloses certain income and expense items on a per-share basis. The Company believes that such disclosures provide important insight into underlying quarterly earnings and are financial performance metrics commonly used by investors. The Company calculates the quarterly per-share amount for items included in continuing operations by using an income tax rate based on either the tax rates in specific countries or the estimated tax rate applied to total company results. The tax rate applied excludes income tax adjustments (discrete tax adjustments and the effect of changes in the estimated income tax rate). The after-tax amount is then divided by the weighted-average number of shares outstanding for each period. Year-to-date earnings per-share effects are determined by adding the amounts calculated at each reporting period.

Net debt is, in the opinion of the Company, helpful to investors wishing to understand what the Company’s debt position would be if all available cash were applied to pay down indebtedness. The Company calculates Net debt by subtracting Cash and cash equivalents from Total debt. Total debt is calculated by adding Long-term debt, Current maturities of long-term debt, and Notes and loans payable, if any.

Forward-Looking Statements

This press release may contain statements, estimates, guidance or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will,” “should,” “look for,” “guidance,” “guide,” and similar expressions identify forward-looking statements, which generally are not historical in nature. Because forward-looking statements are subject to certain risks and uncertainties (including, without limitation, those set forth in the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q), actual results may differ materially from those expressed or implied by such forward-looking statements.

Forward-looking statements in this release or in the webcast include, without limitation, statements about macroeconomic and paper-industry trends and conditions during 2021 and in future years; expectations in 2021 and in future periods of sales, EBITDA, Adjusted EBITDA (both in dollars and as a percentage of net sales), Adjusted EPS, income, gross profit, gross margin, cash flows and other financial items in each of the Company’s businesses, and for the Company as a whole; the timing and impact of production and development programs in the Company’s AEC business segment and the sales growth potential of key AEC programs, as well as AEC as a whole; the amount and timing of capital expenditures, future tax rates and cash paid for taxes, depreciation and amortization; future debt and net debt levels and debt covenant ratios; and changes in currency rates and their impact on future revaluation gains and losses. Furthermore, a change in any one or more of the foregoing factors could have a material effect on the Company’s financial results in any period. Such statements are based on current expectations, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

Statements expressing management’s assessments of the growth potential of its businesses, or referring to earlier assessments of such potential, are not intended as forecasts of actual future growth, and should not be relied on as such. While management believes such assessments to have a reasonable basis, such assessments are, by their nature, inherently uncertain. This release and earlier releases set forth a number of assumptions regarding these assessments, including historical results, independent forecasts regarding the markets in which these businesses operate, and the timing and magnitude of orders for our customers’ products. Historical growth rates are no guarantee of future growth, and such independent forecasts and assumptions could prove materially incorrect in some cases.

Contacts

John Hobbs
603-330-5897
john.hobbs@albint.com